 Exhibit 10.16

AMENDED SALARY ARRANGEMENT WITH CHIEF EXECUTIVE OFFICER

The Employment Agreement between IEC Electronics Corp. (the “Company”) and W. Barry Gilbert (the Company’s Chief Executive Officer) dated April 24, 2009, amended by First Amendment to Employment Agreement effective October 1, 2010, provides for annual review for possible salary increases. Effective November 1, 2011 Mr. Gilbert’s base salary was increased from $296,800 to $326,000. The increase includes a merit increase of $20,800 and an adjustment of $8,400 in lieu of automobile expense allowances previously provided.